UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2021 (May 6, 2021)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400,

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400,

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 6, 2021, Mack-Cali Realty, L.P. (the “Operating Partnership”), the operating partnership of Mack-Cali Realty Corporation (the “General Partner”) through which the General Partner conducts its business, entered into a revolving credit and term loan agreement dated as of May 6, 2021 (the “2021 Credit Agreement”) among the Operating Partnership, as borrower, JPMorgan Chase Bank, N.A., as sole bookrunner and joint lead arranger, administrative agent and a lender (the “Administrative Agent”), Capital One, National Association, as joint leader arranger, syndication agent and a lender, and Bank of America, N.A., Goldman Sachs Bank USA, The Bank of New York Mellon, Associated Bank, National Association, and People’s United Bank, N.A., as lenders (collectively, the “Lenders”). The General Partner is the guarantor of the obligations of the Operating Partnership under the Credit Agreement pursuant to a Parent Guaranty dated May 6, 2021 of the General Partner in favor of the Lenders (the “Parent Guaranty”). In addition, twelve subsidiaries (the “Subsidiary Guarantors”) of the Operating Partnership fully and unconditionally guaranteed the obligations of the Operating Partnership under the Credit Agreement pursuant to a Subsidiary Guaranty dated May 6, 2021 of the Subsidiary Guarantors in favor of the Lenders (the “Subsidiary Guaranty”). In furtherance of the Subsidiary Guaranty, the Operating Partnership also entered into a Pledge and Security Agreement with the Administrative Agent dated May 6, 2021 pledging the Operating Partnership’s equity in five of the Subsidiary Guarantors (not including RRT) as additional collateral under the 2021 Credit Agreement (the “Equity Pledge Agreement”). In addition, Roseland Residential Trust, (“RRT”), the subsidiary of the Operating Partnership which is the General Partner of Roseland Residential L.P. (“RRLP”), through which the Operating Partnership conducts its multi-family residential real estate business, also entered into a a Pledge and Security Agreement with the Administrative Agent dated May 6, 2021 (the “RRT Pledge Agreement”) pursuant to which RRT assets held in RRT’s deposit account (and all monies due RRT from RRLP) are pledged as additional collateral under the 2021 Credit Agreement.

Pursuant to the 2021 Credit Agreement, the Operating Partnership entered into a $250 million senior secured revolving credit facility (the “2021 Credit Facility") and a $150 million senior secured term loan facility (the “2021 Term Loan”).

The material terms of the 2021 Credit Facility provide for:

1.	A three year term ending on May 6, 2024;

2.	Revolving credit loans may be made to the Operating Partnership in an aggregate principal amount of up to $250 million (subject to increase as discussed below), with a sublimit under the Revolving Credit Facility for the issuance of letters of credit in an amount not to exceed $50,000,000;

3.	A first priority lien in certain unencumbered properties of the Operating Partnership (collectively, the “Collateral Pool Properties”) having an aggregate appraised value greater than or equal to $800 million, which must include the Harborside 2/3 and Harborside 5 properties and which initially consists of the Operating Partnership’s Harborside 1, Harborside 2/3, Harborside 5, Harborside 6 and adjacent land parcels to Harborside Hudson Street properties;

4.	A facility fee payable quarterly equal to 35 basis points if usage of the 2021 Credit facility is less than or equal to 50%, and 25 basis points if usage of the 2021 Credit Facility is greater than 50%; and

5.	After the payment of the 2021 Term Loan in full, the Operating Partnership can request incremental increases to the revolving credit loans in an amount not to exceed $75,000,000 and the Administrative Agent shall be required to use commercially reasonable efforts to arrange a syndicate of lenders to commit to any such increases.

The material terms of the 2021 Term Loan provide for:

1.	An eighteen month term ending on November 6, 2022;

2.	A single draw of the term loan commitments up to an aggregate principal amount of $150 million; and

3.	A first priority lien in the Collateral Pool Properties.

There is no premium or penalty associated with full or partial prepayment of borrowings under the 2021 Credit Agreement (other than customary break funding payments for Eurodollar loans).

Interest on borrowings under the 2021 Credit Facility and 2021 Term Loan shall be based on applicable base rate (the “Base Rate”) plus a margin ranging from 125 basis points to 275 basis points depending on the Base Rate elected, currently 0.12%. The Base Rate shall be either (A) the highest of (i) the Wall Street Journal prime rate, (ii) the greater of the then effective (x) Federal Funds Effective Rate, or (y) Overnight Bank Funding Rate plus 50 basis points, and (iii) a LIBO Rate, as adjusted for statutory reserve requirements for eurocurrency liabilities (the “Adjusted LIBO Rate”) and calculated for a one-month interest period, plus 100 basis points (such highest amount being the “ABR Rate”), or (B) the Adjusted LIBO Rate for the applicable interest period; provided, however, that the ABR Rate shall not be less than 1% and the Adjusted LIBO Rate shall not be less than zero.

The 2021 Credit Agreement, which applies to both the 2021 Credit Facility and 2021 Term Loan, includes certain restrictions and covenants which limit, among other things the incurrence of additional indebtedness, the incurrence of liens and the disposition of real estate properties, and which require compliance with financial ratios relating to (a) maximum collateral pool leverage ratio (lesser of 40 percent and an amount which would produce a collateral pool debt service coverage ratio of 1.40 times until June 30, 2021 and 1.75 times thereafter), (b) the minimum collateral pool value ($800 million), (c) minimum number of collateral pool properties (two), (d) the maximum total leverage ratio (65 percent), (e) the minimum debt service coverage ratio (1.10 times until May 6, 2022, 1.20 times from May 7, 2022 through May 6, 2023, and 1.40 times thereafter), and (f) the minimum tangible net worth ratio (80% of tangible net worth as of December 31, 2020 plus 80% of net cash proceeds of equity issuances by the General Partner or the Operating Partnership). Subject to certain exceptions, the net proceeds from any property sales (excluding RRLP) are to be used to mandatorily repay the Term Loan until it is retired.

The 2021 Credit Agreement contains “change of control” provisions that permit the lenders to declare a default and require the immediate repayment of all outstanding borrowings under the 2021 Credit Facility. These change of control provisions, which have been an event of default under the agreements governing the Operating Partnership’s revolving credit facilities since June 2000, are triggered if, among other things, a majority of the seats on the Board of Directors (other than vacant seats) become occupied by directors who were neither nominated by the Board of Directors, nor appointed by the Board of Directors. If these change of control provisions were triggered, the Operating Partnership could seek a forbearance, waiver or amendment of the change of control provisions from the lenders, however there can be no assurance that the Operating Partnership would be able to obtain such forbearance, waiver or amendment on acceptable terms or at all. If an event of default has occurred and is continuing, the entire outstanding balance under the 2021 Credit Agreement may (or, in the case of any bankruptcy event of default, shall) become immediately due and payable, and the Operating Partnership will not make any excess distributions except to enable the General Partner to continue to qualify as a REIT under the IRS Code.

In connection with the Credit Agreement, the Operating Partnership paid an aggregate of approximately $5.0 million in facilities, upfront and administrative fees to the administrative agent and joint lead arrangers of the 2021 Credit Facility and 2021 Term Loan.

On May 6, 2021, the Operating Partnership drew the full $150 million available under the 2021 Term Loan and borrowed $145 million from the 2021 Credit Facility which proceeds, together with available cash, were used to retire the Operating Partnership’s $300,000,000 of 4.500% senior unsecured notes due 2022 and $275,000,000 of 3.150% senior unsecured notes due 2023.

The foregoing summaries are qualified entirely by reference to the 2021 Credit Agreement, the Parent Guaranty, the Subsidiary Guaranty, the Equity Pledge Agreement and the RRT Pledge Agreement, copies of which are filed as Exhibits 10.1 through 10.5 hereto, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On May 6, 2021, the Operating Partnership delivered written notice to the administrative agent under the Operating Partnership’s amended and restated revolving credit and term loan agreement dated January 25, 2017 (the “2017 Credit Agreement”) to terminate the 2017 Credit Agreement, which termination shall become effective on May 13, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title
10.1	Revolving Credit and Term Loan Agreement dated as of May 6, 2021 among Mack-Cali Realty, L.P., as borrower, JPMorgan Chase Bank, N.A., as sole bookrunner and joint lead arranger, administrative agent and a lender; Capital One, National Association, as joint leader arranger, syndication agent and a lender, and Bank of America, N.A., Goldman Sachs Bank USA, The Bank of New York Mellon, Associated Bank, National Association, and People’s United Bank, N.A., as lenders.
10.2	Parent Guaranty of Mack-Cali Realty Corporation dated as of May 6, 2021.
10.3	Subsidiary Guaranty of the subsidiary guarantors a party thereto dated as of May 6, 2021.
10.4	Pledge and Security Agreement dated as of May 6, 2021 among Mack-Cali Realty, L.P. and JPMorgan Chase Bank, N.A.
10.5	Pledge and Security Agreement dated as of May 6, 2021 among Roseland Residential Trust and JPMorgan Chase Bank, N.A.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION
Dated: May 12, 2021	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary

MACK-CALI REALTY, L.P.
	By:	Mack-Cali Realty Corporation,
its general partner
Dated: May 12, 2021	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary